U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2007

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Photonic Products Group, Inc. (PPGI, the “Company”) today announced that it has called for the redemption of the entire issue of its Series A Convertible Preferred Stock (the “Series A”). The Series A, issued in 1999, has a total face value of $500,000, and carries an annual dividend of 10%, payable in common stock.  Dividends will cease to accrue on the redemption date.  It is redeemable for $500,000 in cash.

Alternatively the holder has the option to convert the Series A into 500,000 shares of common stock. All of the Series A shares are held by Clarex Holdings, Ltd., which has until May 7, 2007 to notify the Company whether it prefers to convert to common shares or be paid in cash. The redemption will be effective on May 15, 2007, or sooner, if early notification of its preference is received from the holder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 17, 2007

	By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer